UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclsoure

In connection with the P-Caps Offering, the Company is providing the unaudited pro forma combined financial statements of the Company reflecting the acquisition of Vivint Smart Home, Inc. and the planned sale of NRG’s equity interest in South Texas Project Electric Generating Station to Constellation Energy, which are filed as Exhibit 99.1 and incorporated by reference herein.

Item 8.01.	Other Events.

On August 14, 2023, NRG Energy, Inc. (“NRG”) issued a press release announcing the proposed offering by Alexander Funding Trust II, a newly-formed Delaware statutory trust, of pre-capitalized trust securities redeemable 2028 (the “P-Caps”) in a private offering (the “P-Caps Offering”) to certain qualified institutional buyers.

A copy of the press release announcing the P-Caps Offering is attached hereto as Exhibit 99.2 and incorporated by reference herein. This Current Report on Form 8-K does not constitute an offer to purchase any of the P-Caps or any other security.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma combined financial information of NRG Energy, Inc.
99.2	Press Release, dated August 14, 2023, announcing the P-Caps Offering.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the IXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2023	NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary